Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 2 to Registration Statement No. 333-255846 on Form S-11 of our report dated March 12, 2021 (July 2, 2021, as to the effects of the one-for-three reverse stock split described in Note 1), relating to the financial statements of Phillips Edison & Company, Inc. and subsidiaries. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP
Cincinnati, Ohio
July 7, 2021